Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-233652 and 333-248474) on Form S-1 and Form S-3 (No. 333-250099) of Frequency Therapeutics, Inc. of our report dated March 29, 2021, relating to the consolidated financial statements of Frequency Therapeutics, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Frequency Therapeutics, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Boston, Massachusetts

March 29, 2021